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Exhibit 99.1

SECTION 906 CERTIFICATION

        The undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Allegiance Telecom, Inc. (the "Company"), that, to his knowledge, the Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2003, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated: May 20, 2003	By:	/s/ ROYCE J. HOLLAND Name: Royce J. Holland Title: Chairman and Chief Executive Officer

        A signed original of this written statement required by Section 906 has been provided to Allegiance Telecom, Inc. and will be retained by Allegiance Telecom, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 99.1
SECTION 906 CERTIFICATION